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                                                                     Exhibit 5.1

[LETTERHEAD OF COOLEY GODWARD LLP]



November 30, 2001

NVIDIA Corporation
2701 San Tomas Expressway
Santa Clara, CA 95050

Ladies and Gentlemen:

We have acted as counsel to NVIDIA Corporation, a Delaware corporation (the "Company") with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission, including a prospectus (the "Prospectus"), covering the offering of a maximum of 20,000,000 shares of the Company's Common Stock, with $0.001 par value as described in the Registration Statement.

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company's Amended and Restated Certificate of Incorporation, as amended, the Company's Bylaws, as amended, and the originals or copies certified to our satisfaction of such documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed: the genuineness and authenticity of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and that at the time of issuance the Company will have sufficient authorized and unissued shares of Common Stock and the terms of offer and sale of the shares will have been authorized by resolutions of the Company's Board of Directors.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the shares registered under the Registration Statement, when issued and paid for in accordance with the Registration Statement and authorizing resolutions, will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Validity of Common Stock" in the Prospectus forming a part of the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By:  /s/ Eric C. Jensen
    -------------------------------
    Eric C. Jensen